Exhibit 10.50

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Amendment”), made as of the 25th day of May, 2006, by and between SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”), and GENTRIS CORPORATION, a Delaware corporation (the “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into a certain Lease dated as of June 12, 2004 and amended by letter agreement dated October 21,2004 (as amended, the “Lease”), for certain space known as Suite 400, consisting of approximately 10,207 square feet (as more particularly defined in the Lease, the “Existing Premises”) in the Building located at 133 Southcenter Court, Morrisville, Wake County, North Carolina, as more particularly described in the Lease and

WHEREAS, Landlord and Tenant entered into an amendment of the Lease, Second Amendment to Lease, dated June 17, 2005 which expanded the Existing Premises by 5,119 square feet to a total of 15,326 and modified the terms of the “Option to Expand” found in Exhibit C of the Lease.

WHEREAS, Landlord and Tenant desire to modify the terms of the Lease to further modify the Option to Expand found in Exhibit C.

WHEREAS, Landlord gave Tenant a notice on December 14, 2005 that resulted in the termination of Tenant’s right to expand.

NOW THEREFORE, in consideration of the premises contained herein, the sum of Ten Dollars ($ 10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1. Option to Expand. The “Options to Expand” set forth in Exhibit C to the Lease (including the terms and conditions set forth in Paragraphs 1 through 5 of Exhibit C as modified by the Second Amendment to Lease) shall be modified as follows:

(a)	Tenant’s Option to Expand is hereby reinstated as if never terminated

(b)	This revived Option to Expand shall terminate on October 1,2006 unless Landlord and Tenant have entered into a written amendment exercising either of its options to expand or upon notice by Landlord under Exhibit C - paragraph 5 and thereafter, Tenant fails to exercise its option.

(c)	All of the terms and conditions of the Lease applicable to the First Expansion Space, including without limitation, Minimum Annual Rent, Monthly Minimum Rent, Annual Rent Per Square Rentable Foot, shall be negotiated in good faith by Landlord and Tenant.

2. Amendment: Except as herein amended, the terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Lease to be executed as a sealed instrument this the day first above written.

LANDLORD:

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership

BY:	SOUTHPORT BUSINESS PARK INVESTORS CORPORATION, General Partner

By:	/s/ Richard Sullivan
Richard Sullivan
Vice President

TENANT:

GENTRIS CORPORATION, a Delaware corporation

By:	/s/ Michael P. Murphy
Michael P. Murphy, President

Appendix 1

Construction Reimbursement Agreement

[Intentionally omitted.]

-3-